Exhibit 99.1

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8000 Towers Crescent Drive              Contact Information
Suite 1220                              Hawk Associates, Inc.
Vienna, VA 22182                        Frank N. Hawkins, Jr. or Julie Marshall
(703) 918-2430                          Phone: (305) 852-2383
http://www.arielway.com                 E-mail: info@hawkassociates.com
                                        http://www.hawkassociates.com
                                        http://www.hawkmicrocaps.com


        ARIEL WAY BEGINS TRADING ON OTC BULLETIN BOARD UNDER SYMBOL NFDV

       Company Completes Reverse Merger with Netfran, Management Positions
                         Company for Acquisition Growth

VIENNA, VA, FEBRUARY 8, 2005 -- Ariel Way, Inc., a technology and services provider for highly secure global communications solutions, today announced that its common stock began trading on the Over-the-Counter Bulletin Board under the symbol NFDV following the completion of a reverse merger with Netfran Development Corp. (OTC Bulletin Board: NFDV).

Arne Dunhem, chairman and CEO of Ariel Way, said, "This merger allows us to acquire highly secure global communication companies and to integrate and consolidate our worldwide operations as rapidly and efficiently as possible."

Ariel Way's key strategy is to acquire synergetic companies that once combined will provide highly secure global communications solutions and services. In addition to the already acquired company Enfotec, Inc., Ariel Way is contemplating the acquisition of various companies with revenues from $4 million to $80 million. The management of Ariel Way believes that this strategy will create strong growth during year 2005 of shareholder value with the intent to reach a significant market capitalization of the company before year end in 2005.

Netfran acquired all issued and outstanding shares of Ariel Way common stock in exchange for 33,289,434 shares of common stock of Netfran in a transaction that resulted in a change in control of the company. Ariel Way has filed to change the OTC Bulletin Board trading symbol from NFDV to AWAY. The change is expected to happen shortly.

Current shareholders of Ariel Way now own 90 percent of Netfran's 36,988,260 shares of common stock. The company will temporarily continue to operate under the name Netfran Development Corp. until the name can be changed to Ariel Way, Inc., which requires an amendment to the articles of incorporation. The process should take approximately 30 days. Elliot Krasnow and the other officers of Netfran, resigned and were replaced by Ariel Way's management team, led by Dunhem.

A profile on the business can be found at http://www.hawkassociates.com/arielway/profile.htm.


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ABOUT ARIEL WAY, INC.
Ariel Way is a technology and services company providing highly secure global communications solutions. The company is focused on developing innovative and secure technologies, acquiring and growing profitable advanced emerging technology companies and national and global communications service providers. The company also intends to create strategic alliances with companies with complementary product solutions and services. The technology development effort for highly secure communications solutions is conducted by a wholly owned subsidiary, Enfotec, Inc. More information about Ariel Way can be found on the web at http://www.arielway.com.

Enfotec designs, manufactures and markets high-speed security appliance solutions that integrate a high-performance Virtual Private Network (VPN) with a firewall, intrusion detection capabilities, anti-virus and security management in a single network appliance. Enfotec's EN Security Appliance and Custom Security Appliance products feature hardware-based technologies that we believe deliver true wire-line data speed performance and the highest level of security achievable. The Enfotec EN series of products is scalable while being easy to configure and manage and enables third party software applications to be easily integrated. Enfotec's firmware and software technologies use standard off-the-shelf components combined with the Linux operating system to provide customers performance levels that we believe were never before realized in a non-proprietary, cost-effective, hardware-based security appliance. More information about Enfotec can be found on the web at http://www.enfotec.net.

An online investor kit containing Ariel Way press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com. Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com.

Forward-Looking Statements: Certain statements made in this press release concerning the acquisition of Ariel Way, Inc. and its future operations and acquisitions are forward-looking statements. Although such statements are based on current expectations they are subject to a number of future uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the Netfran Development Corp. acquisition of Ariel Way, Inc. and additional potential acquisitions and the ability of Ariel Way, Inc. to execute effectively its business plan and develop a successful business. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, anticipations or intentions regarding the future. The company assumes no obligation to update information concerning the forward-looking statements contained herein.